Exhibit 10.1

January 12, 2018

Super Micro Computer, Inc.
980 Rock Avenue
San Jose, California 95131
Attention: Howard Hideshima, CFO

Re: Extension Letter

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of June 30, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among SUPER MICRO COMPUTER, INC., a Delaware corporation (the “Company”), the Guarantors (defined therein) which are party thereto, SUPER MICRO COMPUTER B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) formed under the laws of the Netherlands and registered with the Trade Register of the Dutch Chamber of Commerce under number 17102792, as the “Designated Borrower” thereunder and not as a Guarantor (in such capacity, the “Designated Borrower” and, together with the Company, the “Borrowers” and each a “Borrower”), the lenders party thereto (“Lenders”), and BANK OF AMERICA, N.A., as Administrative Agent (“Administrative Agent”), Swingline Lender and L/C Issuer. Capitalized terms used and not otherwise defined herein shall have the ascribed meanings as set forth in the Credit Agreement.

(i) As set forth in Section 6.01(a) of the Credit Agreement and as modified pursuant to that certain extension letter dated as of October 28, 2017 between Borrowers, Administrative Agent and Lenders (“Prior Extension Letter”), Company is required to deliver its audited Consolidated and consolidating financial statements for the fiscal year ending June 30, 2017 (“FYE 2017 Financial Statements”) together with a Compliance Certificate as required under Section 6.02(b) of the Credit Agreement (“FYE 2017 Compliance Certificate”), by no later than January 15, 2018 and (ii) as set forth in 6.01(b) of the Credit Agreement, Company is required to deliver its Consolidated financial statements for the fiscal quarter ending December 31, 2017 (“Quarterly Financial” and together with the FYE 2017 Financial Statements, the “Outstanding Financials”) together with a Compliance Certificate as required under Section 6.02(b) of the Credit Agreement (“Quarterly Compliance Certificate” and together with the FYE 2017 Compliance Certificate, the “Outstanding Compliance Certificates”) by no later than February 14, 2018.
Borrowers have requested that Administrative Agent and Lenders extend the date by which delivery of the Outstanding Financial Statements and Outstanding Compliance Certificates is required. Subject to the satisfaction of each of the conditions set forth herein, Administrative Agent and Lenders hereby extend the date by which delivery of the Outstanding Financial Statements and Outstanding Compliance Certificates is required to March 13, 2018 (“Extended Delivery Date”). The extension set forth above is subject to the following conditions: (i) by no later than the Extended Delivery Date, Company shall have filed with the SEC and deliver to Administrative Agent a 10K Annual Report for the fiscal Year ending June 30, 2017 and

Extension Letter

a 10Q Quarterly Report for the quarters ending September 30, 2017 and December 31, 2017, (ii) Company shall promptly report to Administrative Agent any findings in the preparation of the FYE 2017 Financial Statements which are materially different than what was reported in its fiscal year ending June 30, 2017 internally prepared Consolidated and consolidating financial statements which were previously delivered to Administrative Agent and Lenders by Company in connection with the Prior Extension Letter (“Internally Prepared Statements”), and (iii) there shall be no material difference between the Internally Prepared Statements and the audited FYE 2017 Financial Statements.
Failure to deliver the Outstanding Financial Statements, Outstanding Compliance Certificate, 10K filed Annual Report for the fiscal Year ending June 30, 2017 and filed 10Q Quarterly Report for the quarters ending September 30, 2017 and December 31, 2017 by the Extended Delivery Date shall result in an immediate Event of Default without the benefit of any cure or grace period.
The extension and agreements set forth herein shall be limited precisely as written and shall not be deemed to be an extension or an agreement to any other act by any Borrower which is prohibited by the Credit Agreement. Except as specifically provided above, the extension and agreements set forth herein shall not constitute a waiver or modification of any of the terms of the Credit Agreement.

Regards,

BANK OF AMERICA, N.A.,
as Administrative Agent and Lender

By: /s/ THOMAS R. SULLIVAN
Name: Thomas R. Sullivan
Title: Senior Vice President

Extension Letter

Acknowledged and agreed to
this 12 day of January, 2018:

SUPER MICRO COMPUTER, INC.,
a Delaware corporation

By: /s/ HOWARD HIDESHIMA
Name: Howard Hideshima
Title: CFO

SUPER MICRO COMPUTER B.V.,
a private limited liability company (besloten
vennootschap met beperkte aansprakelijkheid)
formed under the laws of the Netherlands and
registered with the Trade Register of the Dutch
Chamber of Commerce under number 17102792

By: /s/ YIH-SHYAN (WALLY) LIAW
Name: Yih-Shyan (Wally) Liaw
Title: Solely Authorized Statutory Director

Extension Letter